ATTACHMENT FOR CURRENT FILING OF N-SAR

SUB-ITEM 77M

Immediately after the close of business on November 13, 2009, the Smaller Company Growth Trust will acquire the assets (subject to all the liabilities) of Emerging Small Company Trust in exchange for the shares of the Smaller Company Growth Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-26, 2009 and by shareholders of the Emerging Small Company Trust on October 19, 2009. The terms of the transactions are set forth in the Plan of Reorganization dated July 21, 2009 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on November 13, 2009, the Lifestyle Balanced Trust acquired the assets (subject to all the liabilities) of Global Allocation Trust in exchange for the shares of the Lifestyle Balanced Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-26, 2009 and by shareholders of the Global Allocation Trust on October 19, 2009. The terms of the transactions are set forth in the Plan of Reorganization dated July 21, 2009 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on November 13, 2009, the Real Estate Securities Trust acquired the assets (subject to all the liabilities) of Global Real Estate Trust in exchange for the shares of the Real Estate Securities Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-26, 2009 and by shareholders of the Global Real Estate Trust on October 19, 2009. The terms of the transactions are set forth in the Plan of Reorganization dated July 21, 2009 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on November 13, 2009, the International Small Cap Company Trust acquired the assets (subject to all the liabilities) of International Small Cap Trust in exchange for the shares of the International Small Cap Company Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-26, 2009 and by shareholders of the International Small Cap Trust on October 19, 2009. The terms of the transactions are set forth in the Plan of Reorganization dated July 21, 2009 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on November 13, 2009, the Mid Cap Index Trust acquired the assets (subject to all the liabilities) of Mid Cap Intersection Trust in exchange for the shares of the Mid Cap Index Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-26, 2009 and by shareholders of the Mid Cap Intersection Trust on October 19, 2009. The terms of the transactions are set forth in the Plan of Reorganization dated July 21, 2009 attached as Sub-Item 77Q Exhibit A.